CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the caption "Financial Highlights" in the Prospectuses of Frost Growth Equity Fund, Frost Mid Cap Equity Fund, Frost Value Equity Fund, Frost Low Duration Bond Fund, Frost Municipal Bond Fund, Frost Total Return Bond Fund and Frost Credit Fund included in the Pre-Effective Amendment No. 2 to the Registration Statement (Form N-1A, No. 333-229001) of Frost Family of Funds (“Pre-Effective Amendment No. 2”), and on the cover page and under the caption “Independent Registered Public Accounting Firm” in the Statement of Additional Information included in this Pre-Effective Amendment No. 2 and to the incorporation by reference in this Pre-Effective Amendment No. 2 of our reports on Frost Growth Equity Fund, Frost Mid Cap Equity Fund, Frost Value Equity Fund, Frost Low Duration Bond Fund, Frost Municipal Bond Fund, Frost Total Return Bond Fund and Frost Credit Fund (each, a series of The Advisors’ Inner Circle Fund II), dated September 28, 2018, included in each Fund’s 2018 Annual Report to shareholders.

/s/Ernst & Young LLP

Philadelphia, Pennsylvania

June 14, 2019